Exhibit 99.(d)(2)(NN)

AMERICAN BEACON CAYMAN MANAGED FUTURES STRATEGY FUND, LTD.

MANAGEMENT AGREEMENT

This Agreement is made as of July 9, 2014, by and between the American Beacon Cayman Managed Futures Strategy Fund, Ltd. (the “Company”), an exempted company organized under the laws of the Cayman Islands, and American Beacon Advisors, Inc., a Delaware corporation (“Manager”).

WHEREAS, the Company is a wholly-owned subsidiary of the American Beacon AHL Managed Futures Strategy Fund (“Fund”), a series of the American Beacon Funds (“Trust”), a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (“1940 Act”), as an open-end management investment company; and

WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”), is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”); and

WHEREAS, the Company desires to retain the Manager to provide investment advisory and portfolio management services pursuant to the terms and provisions of this Agreement, and the Manager is willing to furnish such services.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. Appointment; Company Representation.

(a) The Company hereby appoints the Manager to serve as the investment adviser of the Company for the period and on the terms set forth in this Agreement. The Manager accepts such appointment and, in recognition of the Manager serving in the same capacity for the Fund and being compensated by the Fund for such role, agrees to render the services herein set forth for no additional compensation. In the performance of its duties, the Manager will act in the best interests of the Company and will perform its duties hereunder for the Company in conformity with (a) applicable laws and regulations, including, but not limited to, the 1940 Act, the Advisers Act and the Commodity Exchange Act, as amended (“CEA”), and the rules and regulations under each such act, (b) the terms of this Agreement, and (c) the investment objectives, policies and restrictions of the Company, as stated in the Trust’s currently effective registration statement under the Securities Act of 1933, as amended, and the 1940 Act, such other guidelines as the Board of Directors of the Company (the “Company Board”) or Board of Trustees of the Trust (the “Trust Board”) reasonably may establish or approve. The Manager will be an independent contractor and will have no authority to act for or represent the Company in any way or otherwise be deemed to be an agent of the Company unless expressly authorized in this Agreement or in another appropriate written format.

(b) Qualified Eligible Person Representation. The Company is a “qualified eligible person” (“QEP”) as defined in Regulation 4.7 under the CEA.

2. Duties of the Manager.

(a) Investment Program. Subject to supervision by the Company Board, the Manager will provide a continuous investment program for the Company and shall determine what securities, commodity interests and other investments will be purchased, retained or sold by the Company and what portion of such assets will be invested or held uninvested as cash. The Manager will exercise full discretion and act for the Company in the same manner and with the same force and effect as the Company itself might or could do with respect to purchases, sales, or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions. The Manager will be responsible for preserving the confidentiality of information concerning the holdings, transactions, and business activities of the Company in conformity with the requirements of the 1940 Act, other applicable laws and regulations, and any policies that are approved by the Board.

(b) Exercise of Rights. The Manager, unless and until otherwise directed by the Board, will exercise all rights of security holders with respect to securities held by the Company, including, but not limited to: voting proxies, converting, tendering, exchanging or redeeming securities; acting as a claimant in class action litigation (including litigation with respect to securities previously held), and exercising rights in the context of a bankruptcy or other reorganization.

(c) Execution of Transactions and Selection of Broker Dealers. The Manager shall be responsible for effecting transactions for the Company and selecting brokers, dealers or futures commission merchants to execute such transactions for the Company. In the selection of brokers or dealers (which may include brokers or dealers affiliated with the Manager) and the placement of orders for the purchase and sale of portfolio investments for the Company, the Manager shall use its best efforts to obtain for the Company the best execution available, except to the extent that it may be permitted to pay higher brokerage commissions for brokerage or research services as described below. In using its best efforts to obtain the best execution available, the Manager, bearing in mind the Company’s best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of execution and research services provided by the broker or dealer. Subject to such policies as the Company Board or the Trust Board may determine, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Company to pay a broker or dealer that provides brokerage or research services to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Manager’s overall responsibilities with respect to the Company and to other clients of the Manager as to which the Manager exercises investment discretion. The Company hereby agrees that any entity or person associated with the Manager which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Company which is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended, and the Company hereby consents to the retention of compensation for such transactions.

(d) Reports to the Company Board. Upon request, the Manager shall provide to the Company Board such analyses and reports as may be required by law or otherwise reasonably required for the Company to fulfill its responsibilities under this Agreement.

(e) Delegation of Authority. Any of the duties specified in this Paragraph 2 with respect to the Company may be delegated by the Manager, at the Manager’s expense to an appropriate party, including an affiliated party (“Subadviser”), subject to such approval by the Company Board, the Trust Board and shareholders of the Company or the Fund to the extent required by the 1940 Act. The retention of one or more Subadvisers by the Manager pursuant to this Paragraph 2(f) shall in no way reduce the obligations of the Manager under this Agreement and the Manager shall be responsible to the Company for all acts or omissions of each Subadviser in connection with the performance of the Manager’s duties under this Agreement. In connection with the delegation of responsibilities to a Subadviser, the Manager shall:

(i)	Oversee the performance of delegated functions by each Subadviser and furnish the Company Board with periodic reports concerning the performance of delegated responsibilities by the Subadviser;

(ii)	Allocate the portion of the assets of the Company to be managed by one or more Subadvisers and coordinate the activities of all Subadvisers; and

(iii)	If appropriate, recommend changes in a Subadviser or the addition of a Subadviser, subject to the necessary approvals under the 1940 Act.

(f) CPO Registration. The Manager is registered with the CFTC as a CPO and is a member of the National Futures Association (“NFA”). The Manager shall maintain such registration or license in effect and in good standing at all times during the term of this Agreement.

3. Services Not Exclusive. The services furnished by the Manager hereunder are not to be deemed exclusive and the Manager shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Manager, who may also be a director, officer or employee of the Company, or a Trustee, officer, or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or dissimilar nature.

4. Compliance with Rule 38a-1. The Manager shall maintain policies and procedures that are reasonably designed to prevent violations of the federal securities laws, and shall employ personnel to administer the policies and procedures who have the requisite level of skill and competence required to effectively discharge its responsibilities. The Manager shall also provide to the Trust’s and the Company’s CCO periodic reports regarding its compliance with the federal securities laws, and shall promptly provide special reports in the event of any material violation of the federal securities laws.

5. Books and Records. The Manager will maintain all accounts, books and records with respect to each Fund as are required pursuant to the 1940 Act, the Advisers Act, the CEA and the rules and regulations under each such act. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Manager hereby agrees that all records which it maintains for the Company are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company’s request. The Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

6. Expenses of the Manager and the Company. During the term of this Agreement, the Company will bear all fees and expenses not specifically waived, assumed or agreed to be paid by the Manager and incurred in its operations. Expenses borne by the Company will include, but not be limited to, the following: brokerage commissions and issue and transfer taxes relating to securities, commodity interest positions and other investments purchased or sold by the Company or any losses incurred in connection therewith; expenses of organizing the Company; expenses relating to the registration and qualification of the Company under the laws of the Cayman Islands; fees and salaries payable to the Company’s directors and officers who are not officers, directors/trustees, partners or employees of the Manager or its affiliates; taxes (including any income or franchise taxes) and governmental fees; costs of any liability, uncollectible items of deposit and other insurance (including directors’ and officers’ errors and omissions insurance) or fidelity bonds; any costs, expenses or losses arising out of any liability of or claim for damage or other relief asserted against the Company for violation of any law; legal, accounting and auditing expenses, including legal fees of counsel to the Company for services rendered to the Company ; charges of custodians, transfer agents, proxy voting services and services of other agents; all expenses incidental to holding Company and Trust Board meetings; costs incurred for any pricing or valuation services; any expenses of the Manager resulting from new services necessitated by regulatory or legal changes affecting mutual funds occurring after the date of this Agreement; any extraordinary expenses (including fees and disbursements of counsel) incurred by the Company; and fees and other expenses incurred in connection with membership in investment company organizations.

7. Compensation. The Manager, in recognition of the value of the compensation paid to it for the services provided by it to the Fund, will receive no compensation from the Company for services provided and the expenses assumed pursuant to this Agreement.

8. Limitation of Liability of the Manager. The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relate except a loss resulting from the willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, partner, employee, or agent of the Manager, who may be or become an officer, Company Board member, employee or agent of the Company shall be deemed, when rendering services to the Company or acting in any business of the Company, to be rendering such services to or acting solely for the Company and not as an officer, partner, employee, or agent or one under the control or direction of the Manager even though paid by it. The U.S. federal and state securities laws impose liabilities on persons who act in good faith, and, therefore, nothing in this Agreement is intended to limit the obligations of the Manager under such laws.

9. Duration and Termination.

(a) Effectiveness. This Agreement shall become effective upon the date hereinabove written, provided that this Agreement shall not take effect unless it has first been approved, to the extent required by the 1940 Act (i) by a vote of a majority of those members of the Company Board and the Trust Board who are not parties to this Agreement or interested persons of any such party (“Independent Board Members”) cast in person at a meeting called for the purpose of voting on such approval, and (ii) by an affirmative vote of a majority of the outstanding voting securities of the Company.

(b) Renewal. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the above written date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each from the date of this Agreement provided that such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act.

(c) Termination. Notwithstanding the foregoing, this Agreement may be terminated at any time by vote of the Company Board or the Trust Board, including a majority of the Independent Board Members, or by vote of a majority of the outstanding voting securities of such Fund on 60 days’ written notice delivered or mailed by registered mail, postage prepaid, to the Manager. The Manager may at any time terminate this Agreement on 60 days’ written notice delivered or mailed by registered mail, postage prepaid, to the Company. This Agreement automatically and immediately will terminate in the event of its assignment. Termination of this Agreement pursuant to this Paragraph 9(c) shall be without the payment of any penalty.

10. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement as to a given Fund shall be effective until approved by the Company Board or the Trust Board and Company shareholders to the extent required by the 1940 Act.

11. Name of Company . The Company may use the name “American Beacon Cayman Managed Futures Strategy Fund, Ltd.” only so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of the Manager. At such time as such an agreement shall no longer be in effect, the Company will (to the extent that it lawfully can) cease to use any name derived from American Beacon Advisors, Inc. or any successor organization.

12. Non-Binding Agreement. This Agreement is executed by each the Company’s directors and/or officers in their capacities as directors and/or officers and the obligations of this Agreement are not binding upon any of them individually; rather, they are binding only upon the assets and property of the Company.

13. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Texas, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of Texas conflict with the applicable provisions of the 1940 Act, the latter shall control.

14. Definitions. As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person,” and “assignment” shall have the same meanings as such terms have in the 1940 Act.

15. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior amendments and understandings relating to the subject matter hereof.

16. Notices. All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Company or the Manager (attention: General Counsel) (or to such other address or contact as shall be designated by the Company or the Manager in a written notice to the other party) in person or by registered or certified mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed to be given on the date delivered or mailed in accordance with this Paragraph 16.

17. Force Majeure. The Manager shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot, or failure of communication or power supply. In the event of equipment breakdowns beyond its control, the Manager shall take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

18. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

19. Headings. The headings in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH POOLS WHOSE PARTICIPANTS ARE LIMITED TO QUALIFIED ELIGIBLE PERSONS, AN OFFERING MEMORANDUM FOR THIS POOL IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A POOL OR UPON THE ADEQUACY OR ACCURACY OF AN OFFERING MEMORANDUM. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS OFFERING OR ANY OFFERING MEMORANDUM FOR THIS POOL.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

AMERICAN BEACON CAYMAN MANAGED FUTURES STRATEGY FUND, LTD.

By:	/s/ Gene L. Needles, Jr.
Gene L. Needles, Jr.
President

AMERICAN BEACON ADVISORS, INC.

By:	/s/ Jeffrey K. Ringdahl
Jeffrey K. Ringdahl
Chief Operating Officer

AMERICAN BEACON CAYMAN MANAGED FUTURES STRATEGY FUND, LTD.

INVESTMENT ADVISORY AGREEMENT

AGREEMENT made this 8th day of July, 2014. by and among American Beacon Cayman Managed Futures Strategy Fund, Ltd. (the “Company”), an exempted company organized under the laws of the Cayman Islands, American Beacon Advisors, Inc., a Delaware Corporation (the “Manager”), and AHL Partners LLP, an England and Wales limited liability partnership (the “Adviser”);

WHEREAS, the Company is a wholly-owned subsidiary of the American Beacon AHL Managed Futures Strategy Fund (“Fund”), a series of the American Beacon Funds (“Trust”), an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (“Investment Company Act”); and

WHEREAS, the Company has retained the Manager to provide the Company with business and asset management services, subject to the control of the Company’s Board of Directors (the “Company Board”) and the Trust’s Board of Trustees (the “Trust Board”); and

WHEREAS, the Company’s agreement with the Manager permits the Manager to delegate to other parties certain of its asset management responsibilities; and

WHEREAS, the Adviser is authorized and regulated by the Financial Conduct Authority of the United Kingdom (“FCA”), is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”), is registered as a commodity trading advisor (“CTA”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”);

WHEREAS, the Manager and the Company desire to retain the Adviser to render investment management services to the Company as described in the Trust's registration statement on Form N-1A as amended from time to time, and the Adviser is willing to render such services;

NOW, THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

1.	(a) Duties of the Adviser. The Manager and the Company appoint the Adviser to manage the investment and reinvestment of such portion, if any, of the Company’s assets as is designated by the Manager from time to time, and, with respect to such assets, to continuously review, supervise, and administer the investment program of the Company, to determine in the Adviser's discretion the assets to be purchased or sold, to provide the Manager and the Company with records concerning the Adviser's activities which the Company is required to maintain, and to render regular reports to the Manager and to the Company’s officers and Company Board concerning the Adviser's discharge of the foregoing responsibilities. The Adviser shall discharge the foregoing responsibilities (1) in conformity with all applicable securities law, including but not limited to the Investment Company Act, the Advisers Act, the Commodity Exchange Act, as amended, the Securities Act of 1933, as amended (“Securities Act”), and the Securities Exchange Act of 1934, as amended (“Exchange Act”), (2) subject to the Manager's oversight and the control of the officers and Company Board and in compliance with such policies as the Company Board may from time to time establish, (3) in compliance with the objectives, policies, and limitations for the Company set forth in the Trust's current registration statement as amended from time to time and applicable laws and regulations, and (4) in compliance with such other investment guidelines or restrictions established from time to time by the Manager or the Company and agreed to by the Adviser which shall be communicated in writing by the Manager to Adviser in advance. The Adviser accepts such appointment and agrees to render the services for the compensation specified herein and to provide at its own expense the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein. With respect to any of the Company assets allocated for management by the Adviser, the Manager will make the investment decisions with respect to any residual cash in the Company. The Manager agrees to provide this service. The Adviser has categorized the Company as a professional client (as defined in the rules, guidance, principles and codes comprised in the Handbook of Rules and Guidance issued by the FCA (the “FCA Rules”)) and the Adviser will provide its services hereunder on that basis. The Company has the right to request that the Adviser categorize it as a retail client (as defined in the FCA Rules) either generally or in specific circumstances. However, it is the Adviser’s policy not to agree to such requests from its clients. The Manager will instruct the Company’s custodian(s) to hold and/or transfer the Company’s assets in accordance with Proper Instructions received from the Adviser. (For this purpose, the term "Proper Instructions" shall have the meaning(s) specified in the applicable agreement(s) between the Company and its custodian(s), but generally refers to a writing by the representatives of the Adviser who have been authorized by the Company’s Board from time to time to provide instructions to the Company’s custodian. For the purpose of clarification, “Proper Instructions” can be instructions in any format, including without limitation, electronic instructions that are agreed upon in writing by the Adviser and the Company’s custodian.)

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The Adviser is authorized on behalf of the Company, and consistent with the investment discretion delegated to the Adviser herein, to: (i) negotiate the terms of any documents including without limitation, futures and options transactions, brokerage agreements, clearing agreements, account documentation, futures and option agreements, swap agreements, and other investment related agreements required to meet the obligations of the Trust with respect to any investments made for the Company. Such documentation includes but may not be limited to any market and/or industry standard documentation and the standard representations contained therein. The Adviser is authorized on behalf of Manager to make all elections required in such agreements, instruments and documentation and make and to receive all related notices from brokers or other counterparties. Manager also authorizes Adviser as agent and attorney-in-fact to make transactions in futures contracts and options on futures contracts on margin, for the Company, and authorizes each broker with whom Adviser makes such transactions to follow its instructions with respect to such transactions. Manager understands and agrees that Adviser will determine that such transactions are permitted before instructing a broker to enter into such transactions and that any broker receiving an order for any such transaction will have no independent obligation to ensure that the transactions are consistent with the Trust’s registration statement or the Company’s investment guidelines; and (ii) acknowledge the receipt of brokers’ risk disclosure statements, electronic trading disclosure statements and similar disclosures, provided, however, that (a) the Adviser shall be responsible for ensuring that any such representations are consistent with the Company’s investment policies and other governing documents with respect to the investment policies and governing documents applicable to the investments managed by the Adviser; (b) with the reasonable assistance of the Manager, the Adviser shall be responsible for providing all notifications and delivering all documents required to be provided or delivered by the Company under such documentation; and (c) the Adviser shall promptly notify the Manager of any event of default, potential event of default that in the Adviser’s sole discretion is likely to occur or termination event affecting a the Company under such documentation. The Adviser further shall have the authority to instruct the custodian to: (i) pay cash for property delivered for the Company, (ii) deliver or accept delivery of, upon receipt of payment or payment upon receipt of, commodities or other property underlying any futures or options contracts, and other property purchased or sold for the Company ; (iii) deposit margin or collateral which shall include the transfer of money or other property to the extent necessary to meet the obligations of the Company with respect to any investments made pursuant to the Trust’s registration statement, provided, however, that unless otherwise approved by the Manager, any such deposit of margin or collateral shall be effected by transfer or segregation within an account maintained for the Company by its custodian subject to control agreement, acceptable in form and substance to the Manager, pursuant to which such custodian agrees and accepts entitlement, orders or instructions from the secured party with respect to such margin or collateral. The Adviser shall not have the authority to cause the Manager or the Company to deliver property or pay cash to the Adviser. The Adviser will not be responsible for the cost of brokerage commissions or any other Trust expenses except as specified in this Agreement.

(b) Valuation.  In accordance with procedures and methods established by the Company Board, which may be amended from time to time, the Adviser will provide assistance to the Manager in determining the fair value of all investments made by the Adviser and owned by the Company, and use reasonable efforts to arrange for the provision of valuation information or prices from parties independent of the Adviser with respect to the investments owned by the Company for which market prices are not readily available.  The Adviser, to the extent that it becomes aware of potentially significant events that could affect the values of the investments owned by the Company, will notify the Manager when, in the Adviser’s opinion, such event has occurred and may not be reflected in the market values of such investments. The Adviser will maintain adequate records with respect to valuation information provided hereunder, and shall provide such information to Manager upon request.

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(c)  Compliance and Other Matters.  The Adviser, at its expense, shall provide the Manager with such compliance reports and certifications relating to its duties under this Agreement and the federal securities laws as may be agreed upon by such parties from time to time.  The Adviser also shall:

(i)	continue to be a duly formed legal entity, validly existing under the laws of its jurisdiction of formation, fully authorized to enter into this Agreement and carry out its duties and obligations hereunder;

(ii)	be registered as an investment adviser with the U.S. Securities and Exchange Commission (the "SEC") under the Advisers Act, and be registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require to be so registered or licensed, except where the failure to be so licensed would not have an adverse effect on the Adviser, Manager or Company. The Adviser shall maintain such registration or license in effect and in good standing at all times during the term of this Agreement;

(iii)	be registered with the CFTC as a commodity trading advisor and be a member of the NFA. The Adviser shall maintain such registrations and memberships in effect and in good standing at all times during the term of this Agreement.

(iv)	at all times provide its best judgment and effort to the Manager and the Company in carrying out its obligations hereunder;

(v)	use the same care and skill in providing such services as it uses in providing services to other similar accounts for which it has investment management responsibilities;

(vi)	(a) cooperate with and provide reasonable assistance to the Manager, the Company’s administrator, custodian, transfer agent and pricing agents and all other agents and representatives of the Company, the Trust and the Manager; (b) keep all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Company, the Trust and the Manager; (c) provide prompt responses to reasonable requests made by such persons; and (d) maintain any appropriate interfaces with each so as to promote the efficient exchange of information. Without limitation of the foregoing, the Adviser shall comply with all statutory and regulatory requirements relating to derivatives transactions entered into by the Adviser for or on behalf of the Company, including without limitation, compliance with all recordkeeping and reporting requirements pursuant to Parts 43, 45 and 46 of the regulations of the CFTC (provided, however, that, upon request by the Manager, the Adviser shall provide such records to the Manager within three business days in order for the Manager and the Company to be in compliance with CFTC Regulation 45.2(e)(2)) and comparable rules of the SEC (collectively, the “Derivatives Recordkeeping and Reporting Rules”);

(vii)	maintain a written Code of Ethics complying with the requirements of Rule 204A-1 under the Advisers Act and provide the Manager with a current copy of the Code of Ethics. Within (20) twenty days of the end of each calendar quarter certify to the Manager that the Adviser has complied with the requirements of Rule 204A-1 during the previous calendar quarter and that there have been no material violations of the Code of Ethics or, if a violation has occurred, that appropriate action has been taken in response to such violation. Upon written request of the Manager, the Adviser shall permit representatives of the Manager to examine the reports (or summaries of the reports) required to be made under the Code of Ethics and other records evidencing enforcement of the Code of Ethics;

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(viii)	assist the Company’s and the Trust’s Chief Compliance Officer (“CCO”) in complying with Rule 38a-1 under the Investment Company Act. Specifically, the Adviser represents that it shall maintain a compliance program in accordance with the requirements of Rule 206(4)-7 under the Advisers Act, as amended, and shall provide the CCO with reasonable access to information regarding the Adviser’s compliance program, which access shall include on-site visits with the Adviser as may be reasonably requested from time to time. In connection with the periodic review and annual report required to be prepared by the CCO pursuant to Rule 38a-1, the Adviser agrees to provide certifications as may be reasonably requested by the CCO related to the design and implementation of the Adviser’s compliance program;

(ix)	comply with the Company and Trust’s policy on selective disclosure of portfolio holdings as described in the Trusts’ current registration statement, and upon request from the Manager, provide a certification to the Manager with respect to compliance with the Company and Trust’s selective disclosure policy;

(x)	treat confidentially and as proprietary all records and other information relating to the Funds, and not use records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Manager or when so requested by the Manager or required by law or regulation;

(xi)	promptly notify the Manager and the Company of any material change to the trading model, portfolio management, the roles and responsibilities of any personnel of the Advisor named in the Trust’s prospectus or statement of additional information (“SAI”) or any other material matter that may require disclosure to the Company Board, the Trust Board and/or shareholders of the Company or the Fund;

(xii)	provide the Manager with a current and complete copy of the Adviser’s Form ADV, and any material supplements or amendments thereto;

(xiii)	provide the Manager with a current list of persons the Adviser wishes to have authorized to give instructions to the Company’s custodian regarding assets of the Company;

(xiv)	be responsible for the filing of Schedule 13D/13G and Form 13F, and any non-U.S. securities filing equivalents of these filings, including the Fund’s holdings over which the Adviser and its affiliates have investment and/or voting discretion;

(xv)	provide reasonable assistance to the Manager, the Company or its agent in processing class action paperwork, for any security held within the Company managed by the Adviser;

(xvi)	not permit any employee of the Adviser to have any material connection with the handling of the Company if such employee has been permanently or temporarily enjoined by reason of any misconduct, by order, judgment, or decree of any court of competent jurisdiction, from acting as an investment adviser or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security;

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(xvii)	regularly report to the Manager on the investment program for the Company and the issuers and investments represented in the Company’s investment portfolio, and furnish the Manager, with respect to the Company’s investment portfolio, such periodic and special reports as the Manager may reasonably request, including, but not limited to, reports concerning transactions and performance of the Company, reports regarding compliance with the Company’s and Trust’s procedures pursuant to Rules 17e-1, 17a-7, 10f-3 and 12d3-1 under the Investment Company Act, Section 28(e) of the Exchange Act, compliance with investment guidelines and restrictions, trade errors (for the avoidance of doubt, trade errors shall not include system events), liquidity determinations, and compliance with the Adviser’s Code of Ethics, and such other procedures or requirements that the Manager may reasonably request from time to time;

(xviii)	promptly review the Trust’s prospectus and statement of additional information applicable to the Fund, and any amendments or supplements thereto, which relate to the Adviser and approve the disclosure respecting or relating to the Adviser, including any performance information the Adviser provides that is included in or serves as the basis for information included in the prospectus or statement of additional information, confirm such prospectus or statement of additional information contains no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Adviser further agrees to notify the Manager promptly of any material fact known to the Adviser respecting or relating to the Adviser that is not contained in the prospectus or statement of additional information for the Trust, or any amendment or supplement thereto, or of any statement respecting or relating to the Adviser contained therein that becomes untrue in any material respect. With respect to the disclosure respecting the Fund and the Company, the Adviser represents and agrees that the description in the Trust’s prospectus and statement of additional information regarding investment objectives and strategies of the Company is consistent with the manner in which the Adviser intends to manage the Company, and the description of risks is consistent with risks known to the Adviser that arise in connection with the manner in which the Adviser intends to manage the Company. The Adviser further agrees to notify the Manager promptly in the event that the Adviser becomes aware that the prospectus or statement of additional information for the Fund is inconsistent in any material respect with the manner in which the Adviser is managing the Company, and in the event that the principal risks description is inconsistent in any material respect with the risks known to the Adviser that arise in connection with the manner in which the Adviser is managing the Company. In addition, the Adviser agrees to comply with the Manager’s reasonable request for information regarding the personnel of the Adviser who are responsible for the day-to-day management of the Company’s assets as may be required to be disclosed in the Fund’s prospectus or statement of additional information;

(xix)	upon request, provide certifications to the principal executive and financial officers of the Trust (the “certifying officers”) that support the certifications required to be made by the certifying officers in connection with the preparation and/or filing of the Trust’s Form N-CSRs, N-Qs, N-SARs, shareholder reports, financial statements, and other disclosure documents or regulatory filings, in such form and content as the Manager shall reasonably request or in accordance with procedures adopted by the Company;

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(xx)	upon request, provide the Manager with a certificate regarding the Adviser’s compliance with its bunched orders policy; and

(xxi)	provide the Manager with such other compliance reports and certifications relating to its duties under this Agreement and the federal securities laws as may be reasonably necessary.

(d) Acknowledgements of the Company and the Manager.  For the avoidance of doubt, save as set out in the prospectus and SAI and such other investment guidelines or restrictions as may be established from time to time, the Company and the Manager confirm that there are not: (i) any limits or restrictions on the length of time for which it wishes to hold any particular investment; (ii) any preferences regarding risk taking; (iii) any particular risk profile; or (d) any particular purpose for its investment. Except as provided by or pursuant to this Agreement, the prospectus, the Investment Company Act, or the investment guidelines, there will be no restrictions on the extent of the Adviser’s investment discretion. Further, the Company and the Manager acknowledge the risks set forth in the prospectus regarding the Adviser’s investment program.

2. Company Transactions. The Adviser is authorized to select the brokers or dealers and futures commission merchants (including, to the extent permitted by law and applicable Company guidelines, the Adviser or any of its affiliates) that will execute the purchases and sales of portfolio assets for the Company and is directed to use its best efforts to obtain best execution as described in the Trust's current registration statement as amended from time to time. In selecting brokers or dealers, the Adviser may give consideration to factors other than price, including, but not limited to, research services and market information. Any such services or information which the Adviser receives in connection with activities for the Company may also be used for the benefit of other clients and customers of the Adviser or any of its affiliates. The Adviser will promptly communicate to the Manager and to the officers and Company Board such information relating to Company transactions as they may reasonably request. The Adviser shall not, without the prior approval of the Manager, effect any transactions which would cause the portion of the Company’s assets designated to the Adviser to be out of compliance with any restrictions or policies of the Company established by the Manager or set forth in the Trust’s registration statement.

3. Voting Rights. Unless otherwise directed by the Manager, the Adviser shall receive and exercise the voting rights with respect to any and all proxies regarding the assets in the Company in the best interest of Company shareholders and in accordance with the Adviser’s then current proxy voting policy and procedures, a copy of which has been provided to the Manager.  The Adviser shall report to the Manager in a timely manner a record of all proxies voted, in such form and format that complies with acceptable federal statutes and regulations (e.g., requirements of Form N-PX), including a record of all proxies not voted and/or voted inconsistently with Adviser’s proxy voting guidelines. The Adviser shall certify at least annually, or more often as may reasonably be requested by the Manager, as to the compliance of its proxy voting policies and procedures with applicable federal statutes and regulations.

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The Manager reserves the right to exercise voting rights on any assets held in the Company on an individual security or ongoing basis.

4. Compensation of the Adviser. The Adviser, in recognition of the value of the compensation paid to it for services provided to the Fund, will receive no compensation for the services to be rendered by the Adviser hereunder.

The Adviser shall bear all expenses incurred by it and its staff with respect to all activities in connection with the performance of the Adviser’s services under this Agreement, including but not limited to salaries, benefits, overhead, travel, and preparation of reports. Upon request by the Manager, Adviser agrees to reimburse the Manager for costs associated with certain supplements to the Fund’s disclosure documents (“Supplements”). Such Supplements are those generated due to changes by Adviser requiring prompt disclosure in the Trust’s prospectus, statement of additional information, and/or information statement and for which, at the time of notification by Adviser to Manager of such changes, the Trust is not already generating a supplement for other purposes or for which the Manager may not be able to reasonably add such changes to a pending supplement. Such changes by Adviser include, but are not limited to, changes to its structure, to key investment personnel, to investment style or management. Adviser shall reimburse the Manager or the Trust, as applicable, for all of the costs associated with generating such Supplements, and/or any required Company or Trust Board and/or proxy expenses related to approving a change in control of the Adviser. Reimbursable costs may include, but are not limited to, costs of preparation, filing, printing, postage, and/or distribution of such Supplements to all existing Fund shareholders.

5. Other Services. At the request of the Company or the Manager, the Adviser in its discretion may make available to the Company office facilities, equipment, personnel, and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Adviser and billed to the Company or the Manager at a price to be agreed upon by the Adviser and the Company or the Manager.

6. Reports. The Manager (on behalf of the Company) and the Adviser agree to furnish to each other, if applicable, current Trust prospectuses, statements of additional information, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

7. Status of Adviser. The services of the Adviser to the Company are not to be deemed exclusive, and the Adviser and its directors, officers, employees and affiliates shall be free to render similar services to others so long as its services to the Company are not impaired thereby. The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Manager or the Company in any way or otherwise be deemed an agent of the Manager or the Company.

8. Certain Records. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Investment Company Act, CFTC Regulations 4.23 and 4.33 or the Derivatives Recordkeeping and Reporting Rules that are prepared or maintained by the Adviser on behalf of the Manager or the Company are the property of the Manager or the Company and will be surrendered promptly to the Manager or the Company on request, provided that the Adviser shall be entitled to retain a copy of such records if it is legally required to do so. Adviser authorizes Manager’s use of the Adviser’s service marks and/or trademarks in connection with the marketing of the Fund, including but not limited to, the Fund’s registration statements and fact sheets. In addition, the Manager acknowledges and agrees that it has no rights in or to the Adviser’s name beyond the limited use rights granted herein.

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9. Liability. The Adviser shall have no liability to the Company, its shareholders, the Manager or any third party arising out of or related to this Agreement, provided however, the Adviser agrees to indemnify and hold harmless, the Manager, any affiliated person within the meaning of Section 2(a)(3) of the Investment Company Act, and each person, if any, who, within the meaning of Section 15 of the Securities Act, controls the Manager, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Manager or such affiliated person or controlling person may become subject under the securities or commodities laws, any other federal or state law, at common law or otherwise, arising out of the Adviser’s responsibilities to the Company which may be based upon any willful misfeasance, bad faith, gross negligence, or reckless disregard of, the Adviser’s obligations and/or duties under this Agreement, relating to its trading activities or information provided to the Manager regarding the Adviser, by the Adviser or by any of its directors, officers, employees, agents, or any affiliate acting on behalf of the Adviser. The U.S. federal and state securities laws impose liabilities on persons who act in good faith, and therefore, nothing in this Agreement is intended to limit the obligations of the Adviser under such laws.

Neither the Manager nor the Company shall have any liability to the Adviser or any third party arising out of or related to this Agreement, provided however, the Manager and the Company agree to indemnify and hold harmless, the Adviser against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Adviser may become subject under the securities or commodities laws, any other federal or state law, at common law or otherwise, arising out of the Manager’s or the Company’s responsibilities to the Adviser which may be based upon any willful misfeasance, bad faith, gross negligence, or reckless disregard of, the Manager’s or the Company’s obligations and/or duties under this Agreement by either of the Manager or the Company or by any of their directors, officers, employees, agents, or any affiliate acting on behalf of either.

The indemnification in this Section shall survive the termination of this Agreement.

10. Permissible Interests. To the extent permitted by law, directors, agents, and shareholders of the Company are or may be interested in the Adviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Adviser are or may be interested in the Company as directors, shareholders or otherwise; and the Adviser (or any successor thereof) is or may be interested in the Company as a shareholder or otherwise; provided that all such interests shall be fully disclosed between the parties on an ongoing basis and in the Trust's registration statement as required by law.

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11. Representations and warrants of the Manager and Company. The Manager and the Company hereby represent and warrant as follows:

(i)	Each has all requisite authority to enter into, execute, deliver and perform its respective obligations under this Agreement;

(ii)	The performance of its respective obligations under this Agreement does not conflict with any law, regulation or order to which it is subject; and

(iii)	The Manager and the Company have received the Adviser’s Privacy Policy and Part 2 of Form ADV of the Adviser at least 48 hours prior to the date of the execution of this Agreement.

(iv)	The Manager is a member of the NFA and is registered under the CEA as a commodity pool operator;

(v)	The Manager is registered as a commodity pool operator under the CEA, is a member of NFA in such capacity and is operating the Fund pursuant to CFTC Regulation 4.7(b); and

(vi)	The Company (as defined in Schedule A hereto) is a “qualified eligible person” (“QEP”) as defined in Regulation 4.7 under the CEA and consents to being treated as an exempt account under CFTC Regulation 4.7(c).

12. Anti-Money Laundering Representation and Warranties. The Manager and/or the Company represents, warrants and agrees that:

(i)	the Trust has implemented anti-money laundering policies and procedures that are reasonably designed to comply with the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001 and any other applicable anti-money laundering laws and regulations, and, where appropriate, the Company may reasonably rely on broker-dealers and other intermediaries to implement anti-money laundering policies and procedures;

(ii)	the Manager (or any person controlling or controlled by the Manager; any person having a beneficial interest in the Manager; or any person for whom the Manager is acting as agent or nominee in connection with the assets of the Company) is not (i) an individual or entity named on any available lists of known or suspected terrorists, terrorist organizations or of other sanctioned persons issued by the United States government and the government(s) of any jurisdiction(s) in which the Manager is doing business, including the list of specially designated nationals and blocked persons administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) as such list may be amended from time to time (commonly known as the “SDN List” administered by OFAC, as such list may be amended from time to time; (ii) an individual or entity otherwise prohibited by the OFAC sanctions programs; or (iii) a current or former senior foreign political figure (“SFPF”)[1] or politically exposed person (“PEP”),[2] or an immediate family member or close associate of such an individual;

1 A “senior foreign political figure” is defined as (a) a current or former senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a current or former senior official of a major non-U.S. political party, or a current or former senior executive of a non-U.S. government-owned commercial enterprise; (b) a corporation, business, or other entity that has been formed by, or for the benefit of, any such individual; (c) an immediate family member of any such individual; and (d) a person who is widely and publicly known (or is actually known) to be a close associate of such individual. For purposes of this definition, a "senior official" or "senior executive" means an individual with substantial authority over policy, operations, or the use of government-owned resources; and "immediate family member" means a spouse, parents, siblings, children and spouse's parents or siblings.

2 A "politically exposed person" ("PEP") is a term used for individuals who are or have been entrusted with prominent public functions in a foreign country, for example, Heads of State or of government, senior politicians, senior government, judicial or military officials, senior executives of state owned corporations, important political party officials. Business relationships with family members or close associates of PEPs involve reputational risks similar to those with PEPs themselves.

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(iii)	it has conducted enhanced scrutiny with respect to current or former SFPFs or PEPs from whom it receives funds reasonably designed to ensure that such funds are not directly or indirectly derived from official corruption or any other illegal activity;

(iv)	it is not a prohibited foreign shell bank,[3] nor does it receive deposits from, make payments on behalf of, or handle other financial transactions related to prohibited foreign shell banks; and

(v)	it will notify the Adviser promptly in writing should the Manager become aware of any change in the information set forth in these representations; and upon reasonable request by the Adviser, it will provide such information as the Adviser may need to satisfy applicable anti-money laundering laws and regulations.

13. Duration and Termination. This Agreement, unless sooner terminated as provided herein, shall continue for two years after its initial approval as to the Company and thereafter for periods of one year for so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of the Trust Board and the Company Board who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval and agreed by the Adviser, or (b) by vote of a majority of the outstanding voting securities of the Company; provided, however, that, if the shareholders of the Company fail to approve the Agreement as provided herein, the Adviser may continue to serve hereunder in the manner and to the extent permitted by the Investment Company Act and rules thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Investment Company Act and the rules and regulations thereunder. This Agreement may be terminated at any time, without the payment of any penalty, (a) by the Manager upon not less than (30) thirty days nor more than (60) sixty days prior notice to the Adviser, (b) by vote of a majority of the Company Board or the Trust Board or by vote of a majority of the outstanding voting securities of the Company Fund on not less than (30) thirty days nor more than (60) sixty days written notice to the Adviser, or (c) by the Adviser at any time without the payment of any penalty, on sixty (60) days written notice to the Company. This Agreement will automatically and immediately terminate in the event of its assignment.

A notice period provided in this Section may be waived by the party required to be notified, in their absolute discretion.

As used in this Section 11, the terms "assignment", "interested persons", and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the Investment Company Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the SEC under said Act.

3 A "prohibited foreign shell bank" is a foreign bank that does not have a physical presence in any country, and is not a “regulated affiliate,” i.e., an affiliate of a depository institution, credit union, or foreign bank that (i) maintains a physical presence in the U.S. or a foreign country, and (ii) is subject to banking supervision in the country regulating the affiliated depository institution, credit union, or foreign bank.

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14. Severability. If any provision of this Agreement shall be held or made invalid or unenforceable by a court of competent jurisdiction, statute, rule or otherwise, such provision will be modified, rewritten or interpreted to include as much of its nature and scope as will render it enforceable. If it cannot be so modified, rewritten or interpreted to be valid and enforceable in any respect, it will not be given effect, and the remainder of the Agreement will be enforced as if such provision had never been included.

15.    Amendments.  This Agreement may be amended by mutual written consent, subject to approval by the Company Board, the Trust Board and the Company’s shareholders to the extent required by the Investment Company Act.

16.    Miscellaneous.

(a) Governing Law and Venue.  This Agreement shall be governed by the laws of Texas without giving effect to any conflict of laws provisions thereof.

(b) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same Agreement.

(c) No Implied Waiver. Either party’s failure to insist in any one or more instances upon strict performance by the other party of the terms of this Agreement shall not be construed as a waiver of any continuing or subsequent failure to perform or delay in performance of any term hereof.

(d) Entire Agreement. This Agreement constitutes the entire understanding between the parties and supersedes any and all prior or contemporaneous understandings and agreements, whether oral or written, between the parties, with respect to the subject matter hereof.

(e) Headings. Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

(f) Electronic Delivery. The Manager and Company hereby agree and provide their consent to have the Adviser electronically deliver Account Communications. “Account Communications” means all current and future account statements; privacy statements; audited financial information; this Agreement (including all supplements and amendments hereto); the Adviser’s Form ADV and updates thereto; notices and other information, documents, data and records regarding the Fund assets. Electronic communications include e-mail delivery as well as electronically making available to the Manager Account Communications on the Adviser’s Internet site, if applicable. By signing this Agreement, the Manager and the Company consent to electronic delivery as described in the preceding three sentences. It is the Manager’s affirmative obligation to notify the Adviser in writing if the Manager’s e-mail address changes. The Manager may revoke or restrict its consent to electronic delivery of Account Communications at any time by notifying the Adviser, in writing, of the Manager’s intention to do so.

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Neither the Adviser nor its affiliates will be liable for any interception of Account Communications. The Manager should note that no additional charge for electronic delivery will be assessed, but the Manager may incur charges from its Internet service provider or other Internet access provider. In addition, there are risks, such as systems outages, that are associated with electronic delivery.

(g) Notices. Any notices required to be given hereunder may be delivered by hand, facsimile, deposited with a nationally recognized overnight carrier, or mailed by certified mail, return receipt requested, postage prepaid, in each case, to the address of the other party listed below (or such other address as may be furnished by a party in accordance with this paragraph). All such notices or communications shall be deemed to have been given and received (a) in the case of personal delivery or facsimile, on the date of such delivery, (b) in the case of delivery by a nationally recognized overnight carrier, the earlier of (i) the date of receipt or (ii) the third business day following dispatch and (c) in the case of mailing, on the seventh business day following such mailing. All such notices shall be delivered to:

A.	If to the Manager:

American Beacon Advisors, Inc.

4151 Amon Carter Blvd., MD 2450

Fort Worth, TX 76155

Attention: Chief Investment Officer

with a copy to General Counsel at the same address.

Facsimile: 817-391-6131

Email: wyatt.crumpler@ambeacon.com

rosemary.behan@ambeacon.com

B.	If to the Adviser:

AHL Partners LLP

c/o Man Investments

452 5th Avenue, 27th Floor

New York, NY 10018

Attention: Chief Operating Officer of the Americas

With a copy to Head of US Legal at the same address.

Facsimile: 212- 224-7210

Email: legalUS@maninvestments.com

C.	If to the Company:

American Beacon Advisors, Inc.

4151 Amon Carter Blvd., MD 2450

Attention: Jeffrey Ringdahl

With a copy to General Counsel at the same address

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18. CFTC Legend. PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH POOLS WHOSE PARTICIPANTS ARE LIMITED TO QUALIFIED ELIGIBLE PERSONS, AN OFFERING MEMORANDUM FOR THIS POOL IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A POOL OR UPON THE ADEQUACY OR ACCURACY OF AN OFFERING MEMORANDUM. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS OFFERING OR ANY OFFERING MEMORANDUM FOR THIS POOL.

19. CFTC Legend. PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

Man Investments Limited, as managing member of AHL Partners LLP:

By: /s/Jaaveer Singh
Authorized Signatory

Name: Jaaveer Singh

Title: Director

American Beacon Advisors, Inc.

By: /s/ Jeffrey K. Ringdahl

Jeffrey K. Ringdahl

Chief Operating Officer

American Beacon Cayman Managed Futures Strategy Fund Ltd.

By: /s/ Gene L. Needles, Jr.

Name: Gene L. Needles, Jr.

Title: President